Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Woodside Energy Group Ltd of our report dated February 27, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 20-F of Woodside Energy Group Ltd for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Perth, Australia

February 29, 2024